                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-34075

                                  Supplement
                                       to
                       Prospectus dated September 22, 1997

        The table of Selling Shareholders on pages 12, 13 and 14 is hereby replaced in its entirely with the following table:

                                                     Shares                          Shares of
                                                     Common                           Common
                                                     Stock                             Stock
                                                  Beneficially       Shares        Beneficially
                                                  Owned Prior        Offered        Owned After
                                                 to the Offering     Hereby        the Offering
                                                 ---------------  --------------  ---------------
NAME OF SHAREHOLDERS
Bruce Addis                                                 151             151
Lourdes P. Aguda                                             29              29
Ellen Beaumont                                              124             124
Walter Blair                                             69,896          69,896
John E. Bramfitt and Pamela I. Bramfitt,                 13,004          13,004
Co-Trustees FBO Bramfitt Family Trust
U/A/D/ 01/20/93
John H. Bunch                                               279             279
Jeffrey P. Callister                                     23,479          23,479
Laura Dietch                                              5,621           5,621
Catherine Diez-Luckie                                    24,824          24,824
Neal Eigler                                             252,068         252,068
Hartmut & Maria Eysell, JT TEN                            1,122           1,122
Glenn K. Furuta                                          19,779          19,679              100
Mark D. Milani, Trusteee of the                          22,493          22,493
Gabriela M. Hess Trust U/T/A/
dated November 30, 1994
Robert Hess and Rosemarie Hess,                         583,370         583,370
Trustees FBO Hess Family Trust
U/A/D/ dated 8/3/89
Mark D. Milani, Trustee of the                           22,493          22,493
Verona K. Hess 1994 Trust U/T/A/
dated November 30, 1994
William B. Hess                                           1,122           1,122
Jerome Jackson                                            8,188           8,188
Litvack-Curtis Children's Trust,                         33,741          33,741
Robert Harabedian, Trustee
Frank Litvack                                           596,868         596,868
Judy Litvack Ravinsky                                       372             372
Yoh Chie Lu                                               8,745           8,745
Paul McCormick                                            8,433           8,433
Nathan Ramaswami                                            111             111
Lisa Rauh                                                    28              28
Nancy Shanley                                               936             936
Fred Zuber                                                  242             242
Fukuda Denshi Co., Ltd.                                 125,613         125,613
Arnhold & S. Bleichroeder, Inc.                             802             802
(for Michelle Drasher)
Arnhold & S. Bleichroeder, Inc.                          36,151          36,151
(for First Eagle Fund, NV)
Arnhold & S. Bleichroeder, Inc.                           4,015           4,015
(for Gary Fuhrman)
Arnhold & S. Bleichroeder, Inc.                           4,015           4,015
(for Harold Levy)

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
Stephen Aiello                                              600             600
AS Fansea                                                   400             400
Howard Berlin                                             3,012           3,012
John Bohan                                                  400             400
David L. Cohen                                            3,211           3,211
Bryan C. Donohue, M.D.                                    3,009           3,009
Michael Dovey                                             1,003           1,003
Paine Webber in Trust of the Jonathan Edelson IRA           802             802
Evelin Eigler, Trustee of the Seldon Baker Trust          1,002           1,002
Stuart M. Essig                                           1,003           1,003
John S. Geis                                              4,015           4,015
Claudio Gibelli                                           2,006           2,006
GSAM Oracle Fund, Inc.                                   24,101          24,101
Hare & Co.                                               26,108          26,108
William M. Helvey, M.D.                                   1,003           1,003
John B. Henneman, III                                       400             400
Steven Hochberg                                             802             802
Hoegh Invest AS                                           2,609           2,609
Alice Jack                                                1,003           1,003
Earl L. and Julia Ender Jackson                           1,003           1,003
as Community Property
FBO Ronald P. Karlsberg Cardiovascular Group                900             600              300
of Southern California 401(k)
Profit Sharing Plan DTD 1/1/89
Gerald T. Keusch                                            600             600
Kurt H. Kruger                                              802             802
Jack Litvack, Cyst Investment Corp.                       3,003           1,003            2,000
Patrick A. McBrayer                                         400             400
J. Casey McGlynn                                            159             159
David Moyne                                                 802             802
David B. Musket                                           5,742           5,742
Cowen & Co.,                                                903             903
Custodian FBO David B. Musket SEP IRA
August J. Neudecker                                       4,015           4,015
Och-Ziff Capital Management, L.P.                        30,126          30,126
Daniel P. Paduano                                         3,012           3,012
Munro W. Pitt                                               601             601
ProMed Partners, L.P.                                    13,555          13,555
Prudential Securities                                     2,007           2,007
C/F Colin Morris A/C AA-R54811
Randall Rose                                             16,066          16,066
Clinton T. Rubin (SUNY - Stony Brook)                       400             400
J. Curt Schnackenberg                                     1,003           1,003
Lorraine A. Schwarz                                       1,003           1,003
Dieter Stoeckel                                             559             359              200
Lawrence J, Tedesco, Sr.                                    440             440
The Travelers Indemnity Company                          44,185          44,185
The Travelers Insurance Company                          85,359          85,359
The Travelers Life and Annuity Company                    5,018           5,018
The Phoenix Insurance Company                             6,024           6,024
Westfield Performance Fund, L.P.                         20,082          20,082
WS Investment Company 96A                                 1,443           1,443
James Whiting                                               537             537
Wilson, Sonsini, Goodrich & Rosati Profit Sharing           400             400
Plan, Mario M. Rosati and Douglas
M. Laurice, Trustees, FBO J. Casey McGlynn
Federico Gutierrez                                           84              84
David B. Modesitt                                           479             479
Sheldon King                                              3,372           3,372
Martin Leon M.D.                                          5,622           5,622
Paul Teirstein M.D.                                       2,812           2,812


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
Wood Grundy (London) Ltd.                                   132             132
Ashtree Corporation                                       1,805           1,805
Jim Lane                                                  1,805           1,805
Paine Webber Inc., as custodian of the IRA                1,082           1,082
account of Jason F. Fensterstock
Paine Webber Inc., as custodian of the IRA                1,805           1,805
account of Joyce Fensterstock
Paine Webber Inc., as custodian of the IRA                  902             902
IRA account of Blair Fensterstock
Richard Yancy                                               902             902
Stephen Case                                                902             902
Brad Stephens                                               540             540
Edward Kosinski                                           1,805           1,805
Janet Tweed-Arkush                                          540             540
Gary Schonwald                                              902             902
JIBJEB Partners                                             902             902
John Friedman                                             2,104           2,104
Steven Casey                                                470             470
Khalid Quadir                                                74              74
Edward Casey                                                540             540
Auldgate Investments                                      4,192           4,192
Adzich, Vaso                                                299             299
Ayrapetian, Angela                                          130             130
Bachrach, Alan                                            1,123           1,123
Baldwin, Scott                                            1,798           1,798
Bauer, Laura L.                                             224             224
Calvarese, Barry                                         14,057          14,057
Chernomorsky, Ary S.                                      1,034           1,034
Cooper, Irvin                                             1,685           1,685
Elam, Eric W.                                               188             188
Goldenberg, Tsvi                                          2,248           2,248
Hammack, Amy L.                                             103             103
Herd, Allison                                               261             261
Holmes, M.D., David                                       3,372           3,372
Khaira, Gurpreet                                             56              56
Krasney, Karen                                              575             575
Kuhn, Larry                                               1,685           1,685
Lin, Stuart H.                                              188             188
Maharaj, Kishore                                             74              74
McCormic, Frank P.                                          289             289
McKenzie, Jim                                             1,701           1,701
Mendoza, Graciela Ortega                                    111             111
Meyer, Barry D.                                             579             579
Park, Kinam                                               1,859           1,859
Pena, Uriel                                                  88              88
Pinon, Hortensia                                            289             289
Ramzipoor, Kamal                                          1,909           1,909
Reitman, Martha                                           1,348           1,348
Sudaria, Rodolfo                                            149             149
Surgener, David L.                                          224             224
Trinidad, Jocelyn                                            74              74
Viravouth, Chandavone                                        74              74
Wilson, Sally J.                                          1,920           1,920

                                                 ---------------  --------------  ---------------
                                        Total:        2,268,239       2,265,639            2,600
                                                 ===============  ==============  ===============


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